EXHIBIT 10.1

MASTER LOAN AGREEMENT

This Master Loan Agreement (this “Agreement”) is made on this 19th day of September 2025 (“Effective Date”) by and between:

1.
CleanSpark, Inc., a corporation and existing under the laws of Nevada, U.S.A., with its principal place of business at 10624 S. Eastern Ave. STE A-638, Henderson, NV 89502, and company number NV19871035753 (the “Borrower”); and

2.
Two Prime Lending Limited, a limited company and existing under the laws of the British Virgin Islands with its principal place of business at ************************************, and its registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, and company number 2132193 (the “Lender” and, together with the Borrower, the “Parties” and each, a “Party”).

RECITALS

Subject to the terms and conditions of this Agreement, the Borrower may, from time to time, initiate funding from the Lender and the Lender shall extend Revolving Loans in Dollars to the Borrower subject to, amongst others, the provision of Collateral as further set out in this Agreement. The Borrower will pay a Loan Fee and repay the Revolving Loans to the Lender in accordance with the terms of this Agreement.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions

“Airdrop” means a distribution of New Tokens resulting from the ownership of a pre-existing Digital Asset.

“Applicable Airdrop” means an Airdrop for which the distribution of New Tokens can be definitively calculated with respect to the holders of the preexisting Digital Asset according to its distribution method (e.g., pro rata based on the amount of the relevant Digital Assets held by a holder as of a specified holding date).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Applicable Law” means each of the following including any updates thereto throughout the term of this Agreement, to the extent applicable: any and all supranational, national, state, provincial, or local laws, treaties, rules, regulations, regulatory guidance, directives, policies, orders or determinations of (or agreements with) and mandatory written direction from, any governmental authority or other regulatory authority, including export laws, sanctions, regulations and all U.S. federal and state and foreign statutes or regulations relating to digital tokens, cryptocurrency, banking, stored value, money transmission, unclaimed property, payment processing, telecommunications, unfair or deceptive trade practices, anti-corruption, trade compliance, anti-money laundering, terrorist financing, know your customer, securities, commodities, derivatives, other financial products or services, privacy or data security.

“Authorisation” means an authorisation, consent, approval, permit, resolution, license, exemption, filing, notarisation, lodgement or registration.

“Authorized Agent” has the meaning set forth in Schedule 1.

“Blockchain” means a distributed ledger network, protocol or substantive equivalent of the foregoing which records and shares data as a chain of transactions across multiple data stores (from which data is unable to be removed) which are collectively maintained by a distributed group of computer nodes, which may utilize cryptographic algorithms to create new additions to the chain of transactions, and for which the computer nodes may be rewarded by the award of Digital Assets and/or the payment of a transaction fee by the persons seeking to add to the chain of transactions.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general business in Nevada, U.S.A.

“Business Hours” means between the hours of 8:00 am to 8:00 pm on a Business Day.

“Close of Business” means 8:00 pm on any Business Day.

“Collateral” means the collateral set out in the Loan Term Sheet.

“Collateral Level” means the ratio (expressed as a percentage) of the value of the Collateral at the Spot Price to the value of the Loan Assets (i.e., as expressed in Dollars).

“Digital Asset(s)” means Bitcoin (BTC) or any digital currency that the Borrower and Lender agree upon.

“Digital Asset Address” means an identifier of alphanumeric characters that represents a digital identity or destination for a transfer of Digital Asset on the applicable Digital Asset’s Blockchain.

“Event of Default” has the meaning given in clause 11.

“First Utilisation Date” means the first utilisation date of a Revolving Loan.

“Hard Fork” means a permanent divergence in the Blockchain (e.g., when non-upgraded nodes cannot validate blocks created by upgraded nodes that follow newer consensus rules, or an airdrop or any other event which results in the creation of a New Token).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Late Fee” has the meaning given in clause 4(b).

“Liquidation Costs” means all reasonable out-of-pocket costs to, and fees or charges incurred by, the Lender in respect of its activities undertaken pursuant to clause 12 upon an Event of Default, including but not limited to the cost and expenses (including legal fees) incurred by the Lender in connection with the enforcement or preservation of its rights under the Loan Documents and the cost of utilizing the Lender’s management time or other resources (calculated on the basis of such reasonably daily or hourly rate as the Lender may notify to the Borrower), and, as the case may be, the Loan Fee.

“Loan Assets” means the US Dollars comprising a Revolving Loan pursuant to the terms of this Agreement until repaid in full to the Lender in accordance with the terms of this Agreement.

“Loan Balance” means, in respect of a Revolving Loan, all amounts owing under the relevant Loan Documents, including Loan Fees and Late Fees.

“Loan Documents” means this Agreement and the Loan Term Sheet entered into between Lender and the Borrower.

“Loan Fee” means the fee(s) paid or to be paid by the Borrower to the Lender for a Revolving Loan.

“Loan Term Sheet” means the agreement between Lender and the Borrower on the particular terms of the Revolving Loans, which shall be memorialized in an agreement as set forth in Schedule 2.

“Material Adverse Effect” means a material adverse effect on:

(a)
the business or financial condition of the Borrower or the Lender, as applicable; or

(b)
the ability of the Borrower or the Lender, as applicable, to perform its respective obligations under the Loan Documents; or

(c)
in the case of the Borrower, the validity or enforceability of, or the effectiveness or ranking of any Collateral granted or purported to be granted pursuant to any of, the Loan Documents or the rights or remedies of the Lender under any of the Lender Documents.

“Maturity Date” means September 14, 2026.

“New Token” means any digital asset or virtual currency tokens or similar asset minted or generated with respect to, or otherwise distributed in connection with, any pre-existing Digital Asset.

“Potential Event of Default” means an event which, with the giving of notice, lapse of time, expiry of any applicable grace period or the making of a reasonable determination by the Lender, would constitute an Event of Default.

“Recognized Pricing Source” means, in respect of a Digital Asset or New Token, Coinbase API or such other digital currency exchange or other liquidity market pricing source as agreed by the Lender and Borrower and set forth in the applicable Loan Term Sheet. The Loan Term Sheet may set forth one or more secondary digital currency exchanges and other liquidity markets to be used as a Recognized Pricing Source in the event that the primary Recognized Pricing Source is unavailable for any reason, as determined by the mutual agreement of the Borrower and the Lender.

“Relevant Jurisdiction” means, in relation to either Party:

(a)
its jurisdiction of incorporation;
(b)
any jurisdiction where any asset subject to or intended to be subject to the security to be created by it is situated; and
(c)
any jurisdiction where it conducts its business; and
(d)
the jurisdiction whose laws govern the perfection of any Collateral (if applicable).

“Revolving Loan” means a loan made pursuant to clause 3(a).

“Revolving Loan Commitment” means $100,000,000, as such commitment may be reduced from time to time pursuant to this Agreement.

“Spot Price” means, in respect of a Digital Asset or New Token as of the relevant time of determination, the value in US Dollars thereof calculated by refence to the Recognized Pricing Source for such relevant Digital Asset or New Token.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)
which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b)
more than half of the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation;

(c)
of whose dividends or distributions the first-mentioned company or corporation is entitled to receive more than half; or

(d)
which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation, and, for this purpose, a company or corporation shall be treated as being “controlled” by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Term SOFR Rate” means with respect to any relevant interest period, the rate per annum (rounded upwards, necessary, to the nearest 1/100,000th of 1%) of the one-month tenor of Term SOFR Rate as of the relevant determination date.

“Transfer” means, with respect to any Collateral (including Additional Collateral) consisting of Digital Assets, the delivery of a specified amount of such Digital Assets by one Party to the other Party; provided, however, that such Transfer shall be deemed to occur once such specified amount of the Digital Asset is transferred to the Digital Asset Address set forth in the Loan Term Sheet and such Transfer is confirmed by the relevant number of required confirmations from the blockchain protocol for the applicable Digital Asset (the “Required Number of Confirmations”) or the transfer is effected in accordance with a different protocol for the Digital Asset agreed to by the Parties in writing in advance. For BTC, the Required Number of Confirmations shall be six, and for all other Digital Assets, the Required Number of Confirmations shall be as agreed between the Parties in writing in advance.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Loan Documents.

“Utilisation Date” means the date of a utilisation of a facility herein, being the date on which the relevant Revolving Loan is to be made.

2. Construction

Unless a contrary indication appears, any reference in this Agreement to:

(a)
a Loan Document or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended (however fundamentally), novated, supplemented, extended or restated from time to time (whether or not the relevant amendment, novation, supplement, extension or restatement was contemplated at the date of this Agreement);

(b)
including shall construed as “including without limitation” (and cognate expressions shall be construed similarly);

(c)
a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(d)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(e)
a provision of law is a reference to that provision as the same may have been, or may from time to time hereafter be, as amended or re-enacted;

(f)
words importing the plural shall include the singular and vice versa; and

(g)
a time of day is a reference to Pacific Standard time.

(h)
The determination of the extent to which a rate is for a period equal in length to an interest period shall disregard any inconsistency arising from the last day of that interest period being determined pursuant to the terms of this Agreement.

(i)
An Event of Default is continuing if it has not been waived or otherwise cured in accordance herewith.

(j)
Section, clause and Schedule headings are for ease of reference only.

(k)
Unless a contrary indication appears, a term used in any other Loan Document or in any notice given under or in connection with any Loan Document has the same meaning in that Loan Document or notice as in this Agreement.

(l)
US$, US Dollars, USD and dollars denote the lawful currency of the United States of America.

3. General Loan Terms

(a) Revolving Loans

Subject to the terms and conditions hereof and the Loan Term Sheet attached as Schedule 2, the Borrower may from time to time on any Business Day during the period from the Effective Date up to the Maturity Date request from the Lender Revolving Loans in Dollars in an aggregate amount not to exceed the Revolving Loan Commitment, and the Lender shall extend such Revolving Loans on such terms as set forth in the Loan Term Sheet; it being understood and agreed that the Lender shall have no obligation to extend any Revolving Loans if a Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom. Subject to the other terms and conditions hereof, amounts borrowed under this clause 3(a) may be repaid and reborrowed from time to time. If at any time the then-outstanding principal balance of Revolving Loans exceeds the Revolving Loan Commitment then in effect, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

For the avoidance of doubt, the specific and final terms of a Revolving Loan Commitment and each Revolving Loan thereunder shall be memorialized using a single Loan Term Sheet, which shall be duly executed concurrently herewith. For the avoidance of doubt, the terms of the Loan Term Sheet shall be applied separately in respect of each Revolving Loan (e.g., the Loan Fee applicable to a Revolving Loan will be determined based on the time period relevant to such Revolving Loan, i.e., beginning on the the First Utilisation Date of the Revolving Loan and ending on the date the Revolving Loan is repaid). In the event of a conflict between this Agreement and a Loan Term Sheet, the terms of the Loan Term Sheet shall govern the Revolving Loans.

(b) Loan Disbursement Procedure

From time to time during the term of this Agreement, between the hours of 8:00 am to 2:30 pm on a Business Day (a “Request Day”), an Authorized Agent of the Borrower may, by email directed to the Lender’s email address (or such other address provided in writing pursuant to clause 18), request from the Lender a Revolving Loan of a specific amount of US Dollars (a “Utilisation Request”). The initial Utilisation Request will be made as of the date hereof. Following submission of the Utilisation Request, the Lender shall transfer the Loan Asset to the Borrower in accordance with the wire instructions set forth in the Loan Term Sheet on or before the Close of Business on the Request Day. The Borrower shall Transfer Collateral to the Lender in accordance with clause 1(d) of Schedule 3 hereto.

(c) Loan Repayment Procedure

(i) Loan Assets Repayment

Unless otherwise specified in clauses 3(c)(ii) below, the Borrower shall repay the entire Loan Balance by Close of Business on the Maturity Date. All repayments and prepayments under the Loan Documents shall be repaid in accordance with the Lender’s wire instructions set forth in the Loan Term Sheet.

(iii) Optional Prepayments

The Borrower may, by email notification to the Lender during Business Hours on any Business Day (each a “Prepayment Request”), request to repay all or any portion of the Loan Balance prior to the Maturity Date without penalty or premium. The Borrower shall provide the Prepayment Request at least ten Business Days’ prior to the date on which the Borrower proposes to repay all or a portion of the Loan Balance (each a “Redelivery Day”).

Optional prepayments by the Borrower shall not relieve it of any of its other obligations herein, including without limitation its payment of any outstanding Loan Fees and Late Fees.

In relation to a Prepayment Request for only a portion of the Loan Balance, the Borrower shall prepay such amount on the Redelivery Day and the remaining Loan Balance shall be repaid on the remaining Loan Balance shall be repaid on the Maturity Date.

For the avoidance of doubt, any amounts repaid pursuant to this clause 3(c) may be reborrowed from time to time up to the Maturity Date in accordance with clause 3(a).

4. Loan Fees and Transaction Fees

(a)
Loan Fee

Unless otherwise agreed, the Borrower shall pay to the Lender a loan fee on each Revolving Loan (the “Loan Fee”) as set forth in the Loan Term Sheet. The Loan Fee shall accrue from and including the first Utilisation Date and including the date on which such Loan Assets are repaid in full to Lender (the “Loan Fee Period”). The Loan Fee shall be calculated on all outstanding portions of the Revolving Loan. The Loan Fee shall be calculated and paid in US Dollars or, upon the agreement of the Parties, in the same Digital Asset as the Collateral.

Loan Fee = Amount of outstanding Loan Assets x Loan Fee Rate (as set out in the Loan Term Sheet) x (Loan Fee Period /360).

Any Loan Fee accruing under a Loan Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of a 360 days. The Lender shall provide the Borrower with the calculation upon promptly request.

Any determination by the Lender of a rate or amount under any Loan Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

(b) Late Fee

If the Borrower fails to pay any amount payable by it (including any Loan Fees) under a Loan Document on its due date (including the Maturity Date or a Redelivery Date), late fees shall accrue on each Unpaid Sum (or, as the case may be, the balance thereof outstanding) from its due date up to the date of actual payment (both before and after judgment) at a rate which is 10 per cent per annum (the “Late Fee”). Any Late Fees accruing under this clause shall be immediately payable by the Borrower on demand by the Lender. Late Fees (if unpaid) accruing on an Unpaid Sum will be compounded with the Unpaid Sum on a daily basis but will remain immediately due and payable.

(c) Payment of Fees

An invoice for the Loan Fees and any Late Fees (the “Invoice Amount”) shall be sent to the Borrower before the last seven Business Days of a calendar month and shall include any outstanding Loan Fees and Late Fees. The Invoice Amount shall be paid by the Borrower on the earlier of the date falling (i) five days following receipt of an invoice from Lender and (ii) the termination of the relevant Revolving Loan.

Any Loan Fee and/or Late Fee (if applicable) shall be payable, unless otherwise agreed by the Parties in the Loan Term Sheet, in the same Loan Assets that were borrowed and on the same Blockchain as when the Revolving Loan was made.

5. Custody Election

(a)
Third-Party Custodian

At any time up to and including the Maturity Date, the Borrower may, in its sole discretion, by notice to the Lender require that the Lender maintain the Collateral at a well-established, nationally recognized third-party Digital Asset custodian of the Borrower’s choosing (“Custody Election” and such selected custodian, the “Third-Party Custodian”). As soon as reasonably practicable following the Custody Election, but in no event later than 10 Business Days thereof, the Lender shall enter into a custody arrangement with the Third-Party Custodian with respect to the Collateral, which arrangement shall be memorialized in an account control agreement containing market-standard terms customary for the Digital Asset industry, including without limitation that the Collateral may not be Transferred out of the account without the prior written consent of the Borrower except in the case of an Event of Default hereunder and that the Collateral shall be maintained in cold storage. The Parties agree that irreparable damage would occur in the event that this clause 5(a) is not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Borrower shall be entitled to specific performance of this clause 5(a), including an injunction to prevent breaches of this clause 5(a) and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which the Borrower is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate, and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(b)
Loan Fee Rate

In the event the Borrower makes a Custody Election, (i) the Borrower shall be responsible for the fees charged by the Third-Party Custodian (but no other fees or expenses) and (ii) the Parties agree that the Loan Fee Rate set forth in the Loan Term Sheet shall be increased by 0.50% (50bps) effective as of the date the arrangement with the Third Party Custodian set forth in clause 5(a) becomes effective.

6. Hard Fork

(a) Notification

In the event of a public announcement of a future Hard Fork or an Airdrop in the Blockchain for any Collateral, the Lender shall promptly provide email notification to the Borrower.

(b) No Immediate Termination of Revolving Loans Due to Hard Fork

In the event of a Hard Fork in the Blockchain for Collateral or an Airdrop in respect thereof, any outstanding Revolving Loans will not be automatically terminated. The Borrower and the Lender may agree to terminate a Revolving Loan without any penalties on an agreed date. Nothing herein shall relieve the Borrower’s and the Lender’s obligations under this Agreement.

(c) The Borrower’s Right to New Tokens

When New Tokens are generated in respect of Digital Assets held by Lender as Collateral, Borrower shall be entitled to the New Tokens that satisfy both of the conditions set forth below

(the “Eligible New Tokens”). Borrower will receive the benefit and ownership of any Eligible New Tokens derived from Collateral.

Eligibility Conditions:

(i)
Wallet Compatibility: the New Token is supported by either BitGo wallets or Ledger wallets within forty-five days of the Hard Fork or Applicable Airdrop; and

(ii)
Timing: the New Tokens have been distributed to holders of the relevant Digital Asset pursuant to a Hard Fork or Applicable Airdrop in such Digital Asset.

The Lender will have up to sixty days from the Hard Fork or Applicable Airdrop to Transfer the New Tokens to the Borrower. If Transferring the New Tokens to the Borrower is commercially impracticable (as determined by the Borrower acting in its sole and absolute discretion), upon the Borrower’s written consent, the Lender can make a one-time reimbursement to the Borrower for the value of the New Tokens in the same Collateral reflecting the amount of the New Tokens using the Spot Price. In all cases, the Lender will be solely responsible for payment of all additional costs incurred by any transfer method other than returning the New Tokens to the Borrower, including but not limited to technical costs, third party fees, and tax obligations for the transaction, including but not limited to a tax gross-up payment.

The Borrower’s rights to Eligible New Tokens as set forth in this clause 6(c) shall survive the termination of the relevant Revolving Loan, return of the Loaned Assets and termination of this Agreement. If the Lender fails to transfer the New Tokens to the Borrower as agreed to in accordance with this clause 6(c), within sixty days from the relevant Hard Fork or Applicable Airdrop, such failure will be considered a material breach of this Agreement by the Lender.

7. Parties’ Representations and Warranties

Each Party hereby makes the following representations, warranties and agreements to the other Party on the date of this Agreement, which shall continue during the term of this Agreement and any Revolving Loan hereunder.

(a)
It is a corporation, limited liability company or, where relevant, a company limited by shares, as applicable, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)
It has the power to own its assets and carry on its business as it is being conducted.

(c)
It is capable of being sued in its own right.

(d)
The obligations expressed to be assumed by it in each Loan Document are legal, valid, binding and enforceable obligations against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(e)
The entry into and performance by it of, and the transactions contemplated by, the Loan Documents do not and will not conflict with: (i) any material law or regulation applicable to it in any material respect; (ii) its constitutional documents; or (iii) any agreement or instrument binding upon it or its assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case, if such conflict, default or termination event has or is reasonably likely to have a Material Adverse Effect on such Party.

(f)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Loan Documents to which it is or will be a party and the transactions contemplated by those Loan Documents.

(g)
All Authorisations required or desirable: (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Loan Documents; and to make the Loan Documents admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

(h)
All Authorisations necessary for the conduct of the business, trade and ordinary activities have been obtained or effected and are in full force and effect except, in each case, to the extent that the failure to do so would not reasonably be likely to have a Material Adverse Effect on such Party.

(i)
No limit on the the Party’s powers will be exceeded as a result of the transactions contemplated by the Loan Documents.

(j)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect on such Party.

(k)
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect on such Party have (to the best of its knowledge and belief (having made due and careful enquiry)) have been started or threatened against it.

(l)
No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect on such Party (to the best of its knowledge and belief (having made due and careful enquiry)) has been made against it.

(m)
It is acting for its own account.

(n)
It is not insolvent and is not subject to any Insolvency Proceedings (as defined below) under any Applicable Laws.

(o)
It is a sophisticated party and has the knowledge, expertise and experience in financial matters to evaluate the risks involved in the transactions contemplated in the Loan Documents.

(p)
Any award or judgment obtained in the United States in relation to the relevant Loan Documents will be recognised and enforced in the Relevant Jurisdiction.

8. Representations and Warranties

(a)
Borrower’s Representations and Warranties. The Borrower hereby makes the following representations and warranties to the Lender, which shall continue during the term of this Agreement and any Revolving Loan hereunder.

(i)
It has or will have at the time of transfer of any Collateral, have the legal and beneficial ownership and the right to transfer the Collateral to the Lender subject to the terms and conditions hereof.

(ii)
It has delivered to the Lender a copy of the most recent audited financial statements and its consolidated subsidiaries, including a balance sheet as at the end of the period covered thereby, and each of said statements and the related notes thereto are complete and correct and fairly present in all material respects the consolidated financial condition and results of operations and its consolidated subsidiaries, all in conformity with generally accepted accounting principles consistently applied.

(b)
Lender’s Representations and Warranties. The Lender hereby makes the following representations and warranties to the Borrower, which shall continue during the term of this Agreement and any Revolving Loan hereunder.

(i)
Two Prime Inc., a Delaware corporation and a registered investment adviser under the Investment Advisers Act of 1940, as amended, with its principal place of business in North Carolina (“Two Prime U.S.”), is the ultimate beneficial owner of the Lender.

9. Borrower’s Covenants

The undertakings in this clause 9 remain in force from the date of this Agreement for so long as any amount is outstanding under the Loan Documents.

(a)
The Borrower shall comply in all respects with all laws (including but not limited to any anti-money laundering, anti-terrorism and sanctions laws) to which it may be subject except where failure to do so is not reasonably likely to have a Material Adverse Effect on the Borrower.

(b)
The Borrower shall deliver to the Lender a copy of its most recent audited consolidated financial statements within 5 Business Days after they become available. The Borrower shall ensure that the statements and the related notes thereto are complete, correct and fairly presents in all material respects the consolidated financial condition and results of its and its subsidiaries operations and drawn up and prepared in conformity with generally accepted accounting principles consistently applied.

(e)
The Borrower shall comply with all provisions set out in Schedule 3.

11. Borrower’s Default

Any of the following events shall constitute an event of default and shall be herein referred to as an “Event(s) of Default”:

(a)
the failure by the Borrower to return any and all Loan Assets on the Maturity Date;

(b)
the failure by the Borrower to timely pay any Loan Fees or Late Fees;

(c)
the Borrower fails to respond to the First Notification within the First Notification Period;

(d)
(i) the Borrower fails to transfer Collateral as required by Schedule 3; (ii) the Borrower fails to deliver the Additional Collateral in accordance with Schedule 3 by the end of the Second Notification Period; (iii) the Collateral Level falls below the Liquidation Level; (iv) the Borrower fails to agree the replacement Digital Asset with the Lender within twenty-four hours of the Lender’s notification and fails to prepay all or a portion of the Loan Balance pursuant to Schedule 3 paragraph (1)(b); or (iv) the Borrower fails to replace the Collateral with a different Digital Asset (as agreed between the Lender and the Borrower) within the stipulated time period set out in Schedule 3 paragraph (1)(b)(i);

(e)
a moratorium is declared in respect of any indebtedness of the Borrower, and if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium;

(f)
any expropriation, attachment, sequestration, execution or other enforcement action or any analogous process in any applicable jurisdiction materially affects any material asset or assets of the Borrower;

(g)
the Borrower fails to comply with any other material provision of the Loan Documents and, to the extent curable, such failure continues uncured for a period of thirty (30) days after the earlier to occur of (i) the date upon which the Borrower becomes aware of such failure and (ii) the date upon which written notice thereof is given to the Borrower by the Lender;

(h)
the Borrower ceases or fails to be Solvent or the Borrower: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing (“Solvent” means, with respect to the Borrower, as of any date of determination, that, as of such date, (a) the value of the assets of the Borrower (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Borrower, (b) the Borrower is able to pay all of its liabilities as they mature and (c) the Borrower does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.);

(i)
(i) any involuntary Insolvency Proceeding is commenced or filed the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any the Borrower’ assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its assets or business (“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the the Federal Bankruptcy Reform Act of 1978;

(j)
any representation or statement made or deemed to be made by the Borrower in any of the Loan Documents is proved to be incorrect or misleading in any material respect when made or deemed to be made;

(k)
the Borrower rescinds or purports to rescind or repudiates or purports to repudiate a Loan Document or any obligations hereunder;

(l)
Any indebtedness of the Borrower and/or any of its Affiliates of more than $25,000,000 (i) is not paid when due nor within any originally applicable grace period; (ii) is declared to be or otherwise becomes (or the relevant creditor of the indebtedness becomes entitled to declare the indebtedness) due and payable prior to its specified maturity as a result of an event of default (however described); or (iii) which arises under a commitment is canceled or suspended by the relevant creditor as a result of an event of default (however described), in the case of each of (i) through (iii) as set forth in the transactional documents governing the Indebtedness. “Indebtedness” means any indebtedness for or in respect of: moneys borrowed, any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent, any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, the amount of any liability in respect of any lease or hire purchase contract which would be treated as a balance sheet liability, receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis), any amount raised under any other transaction having the commercial effect of a borrowing, any derivative transaction, and any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution.

Upon the occurrence of an Event of Default, the Lender shall give prompt written notice to the Borrower upon becoming aware of such Event of Default. Notwithstanding any provisions in this Agreement, the Lender shall only be required to make payment, deliver or fulfill any obligations owed to the Borrower hereunder if a Potential Event of Default has not occurred and no Event of Default is continuing in respect of the Borrower.

12. Remedies

(a)
On and at any time after the occurrence of an Event of Default (in respect of the Borrower) which is continuing, the Lender may, acting in its sole and absolute discretion:

(i)
terminate the Revolving Loan Commitment and declare the entire or any part of the Loan Balance outstanding for the Revolving Loans together with accrued Loan Fees and all other amounts accrued or outstanding under the Loan Documents immediately due and payable whereupon they shall become immediately due and payable;

(ii)
declare the entire or any part of the Loan Balance outstanding for the Revolving Loans together with accrued Loan Fees and all other amounts accrued or outstanding under the Loan Documents be payable on demand;

(iii)
initiate a sale of any Collateral for a Revolving Loan from the collateral account to the Lender’s operating account for any non-payment, liability, obligation or indebtedness created by the Revolving Loan, provided that the excess proceeds from the sale of the Collateral shall be returned the Borrower, together with a proof of such sale, as soon as reasonably practicable and, in any event, within three Business Days of such sale, and provided that the proceeds of any sale shall be net of all transaction costs and expenses to the Lender and be reduced by any Liquidation Costs (the Borrower shall have no right to determine the Digital Assets to be sold or the order, manner or price of the sale; provided that the Lender shall act in a good faith and commercially reasonable manner and provide full details of any sale, hedge or other calculation, including the time and price; and/or

(iv)
exercise all other rights and remedies available to the Lender under the Loan Documents, under Applicable Law, or in equity.

13. Parties’ Limitation of Liability

Under no circumstances shall either Party be responsible or liable for any indirect, special, incidental, consequential or punitive losses, claims, awards and proceedings, nor any loss of profits, expectation of profit, business, revenue or anticipated savings, loss of information, interruption to business or damage to goodwill in any way whatsoever in each case arising from the Lender’s or the Borrower’s actions, inactions or omissions under or relating to any Loan Documents.

14. Lender’s Limitation of Liability

(a)
Nothing in this Agreement shall constitute the Lender acting as a trustee, fiduciary or an advisor to the Borrower.

(b)
The Lender shall not be responsible or liable for any losses, actions or claims of any kind or nature whatsoever arising out of the Borrower’s actions, inactions or omissions hereunder.

(c)
The benefit of the limitation of liability provisions in this section shall apply severally to the Lender, each its Affiliates, and each of the Lender’s or it’s Affiliates’ partners, directors, officers, employees and any person controlled by or controlling the Lender.

15. Instructions to the Lender

(a)
The Lender shall be entitled to assume that any e-mail instructions or requests received by it from an Authorized Agent of the Borrower to the email address of the Lender (“Valid Instructions”) are duly given in accordance with the terms of the Loan Documents and unless it has received notice of revocation, that those instructions or requests have not been revoked.

(b)
The Lender is entitled to act upon Valid Instructions and shall act in accordance with the Valid Instructions in a reasonable and proper manner. If any Valid Instructions are incomplete, unclear, ambiguous and/or in conflict with other Valid Instructions, the Lender may refrain from acting until any incompleteness, lack of clarity, ambiguity or conflict has been resolved to its satisfaction; provided, however, that the Lender shall promptly inform the Borrower that it has determined to refrain from acting on a Valid Instruction and the reason therefor.

16. Governing Law; Dispute Resolution

(a)
This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of the State of New York, U.S.A. (without reference to its choice of law doctrine).

(b)
The courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or its subject matter or formation whether of a contractual or non-contractual nature (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). Each party agrees that such courts are the most appropriate and convenient courts to settle Disputes and accordingly agrees that it will not argue to the contrary.

(c)
Each Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such Party specified herein (and shall be effective when such mailing shall be effective, as provided therein). The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Lender hereby appoints Two Prime U.S. as its authorized agent to receive service of process in the United States.

17. Confidentiality

(a)
Each Party to this Agreement shall hold in confidence all information obtained from the other Party in connection with this Agreement and the transactions contemplated hereby, including without limitation any discussions preceding the execution of this Agreement (collectively, “Confidential Information”). Confidential Information shall not include information that the receiving Party demonstrates with competent evidence was, or becomes, (i) available to the public through no violation of this clause 17, (ii) in the possession of the receiving Party on a non-confidential basis prior to disclosure, (iii) available to the receiving Party on a non-confidential basis from a source other than the other Party or its Affiliates, Subsidiaries, officers, directors, employees, contractors, attorneys, accountants, bankers or consultants (the “Representatives”), or (iv) independently developed by the receiving Party without reference to or use of such Confidential Information.

(b)
Each Party shall (i) keep such Confidential Information confidential and shall not, without the prior written consent of the other Party, disclose or allow the disclosure of such Confidential Information to any third party, except as otherwise herein provided, and (ii) restrict internal access to and reproduction of the Confidential Information to a Party’s Representatives only on a need to know basis; provided, however, that such Representatives shall be under an obligation of confidentiality at least as strict as set forth in this clause 17.

(c)
Each Party also agrees not to use Confidential Information for any purpose other than in connection with transactions contemplated by this Agreement.

(d)
The provisions of this clause 17 will not restrict a Party from disclosing the other Party’s Confidential Information to the extent required by any law, regulation or direction by a court of competent jurisdiction or government agency or regulatory authority with jurisdiction over said Party; provided that the Party required to make such a disclosure uses reasonable efforts to give the other Party reasonable advance notice of such required disclosure in order to enable the other Party to prevent or limit such disclosure.

(e)
The obligations with respect to Confidential Information shall survive for a period of five years from the date of this Agreement. Notwithstanding anything in this agreement to the contrary, a Party may retain copies of Confidential Information (the “Retained Confidential Information”) to the extent necessary (i) to comply with its recordkeeping obligations, (ii) in the routine backup of data storage systems, and (iii) in order to determine the scope of, and compliance with, its obligations under this clause 17; provided, however, that such Party agrees that any Retained Confidential Information shall be accessible only by legal, compliance or administrative/managerial personnel of such Party and the confidentiality obligations of this clause 17 shall survive with respect to the Retained Confidential Information for so long as such information is retained.

18. Notices

(a) Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be delivered or sent by electronic mail (at such email addresses as a Party may designate in accordance herewith) as set forth below:

Two Prime Lending Limited:

Registered Address: Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands

Principal Address: ************************************

Attn: Brendon Kelley

Email: ***********************************

Attn: Adam Richard

Email: ***********************************

Attn: Alexander Blume

Email: ***********************************

CleanSpark, Inc:

10624 S. Eastern Ave. STE A-638

Henderson, NV 89052

Attn: CleanSpark Legal

Email: ***********************************

Either Party may change its notice information under this clause 18(a) by giving the other Party written notice of its new information as herein provided.

(b)
Any communication to be made between the Parties under or in connection with the Loan Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if the Parties notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and notify each other of any change to their e-mail addresses or any other such information supplied by them by not less than five Business Days’ notice.

(c)
Any such electronic communication as specified in clause 18(a) above to be made between the Parties may only be made in that way to the extent that the Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(d)
Any reference in a Loan Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 18.

19. Miscellaneous

(a) Amendments and Waivers

Any amendment or waiver to the Loan Documents shall be effective only with the written consent of both Parties hereto.

(b)
Entire Agreement

This Agreement, each schedule referenced herein, and the Loan Term Sheet constitute the entire Agreement among the Parties with respect to the subject matter hereof and supersede any prior negotiations, understandings and agreements with respect to the subject matter of this Agreement.

(c)
Successors and Assigns

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the Parties; provided, that either Party may not assign this Agreement or any rights or duties hereunder without the prior written consent of the other Party (such consent to not be unreasonably withheld). Notwithstanding the foregoing, in the event of a change of control of Lender or the Borrower, such Party shall provide the other Party with written notice prior to such change of control. For purposes of the foregoing, a “change of control” shall mean a transaction or series of related transactions in which a person or entity, or a group of affiliated (or otherwise related) persons or entities acquires from stockholders of the Party shares representing more than fifty percent (50 percent) of the outstanding voting stock of such Party.

Neither this Agreement nor any provision hereof, nor any schedule hereto or document executed or delivered herewith, or Loan Term Sheet hereunder, shall create any rights in favor of or impose any obligation upon any person or entity other than the Parties hereto and their respective successors and permitted assigns. The Parties agree that neither Party’s parents or Affiliates shall have any liability under this Agreement nor do such related entities guarantee any of that Party’s obligations under this Agreement.

(d)
Severability of Provisions

Each provision of this Agreement shall be viewed as separate and distinct, and in the event that any provision shall be deemed by an arbitrator or a court of competent jurisdiction to be illegal, invalid or unenforceable, the arbitrator or court finding such illegality, invalidity or unenforceability shall modify or reform this Agreement to give as much effect as possible to such provision. Any provision which cannot be so modified or reformed shall be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

(e)
Counterparts

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(f)
Relationship of Parties

Nothing contained in this Agreement shall be deemed or construed by the Parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of the Borrower and the Lender.

(g)
No Waiver

The failure of or delay by either Party to enforce an obligation or exercise a right or remedy under any provision of this Agreement or to exercise any election in this Agreement shall not be construed as a waiver of such provision, and the waiver of a particular obligation in one circumstance will not prevent such Party from subsequently requiring compliance with the obligation or exercising the right or remedy in the future. No waiver or modification by either Party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by both parties.

(h)
Third Party Rights

Unless expressly provided to the contrary in a Loan Document a person who is not a Party has no right to enforce or enjoy the benefit of any term of this Agreement.

(i)
Termination

The term of this Agreement shall commence on the date hereof until the Maturity Date, unless the Borrower provides notice of a desire to terminate the contract no less than ten (10) Business Days prior to Maturity Date. All Loan Balance outstanding for all Revolving Loans together with accrued Loan Fees and all other amounts accrued or outstanding under the Loan Documents shall be immediately due and payable on the termination date.

20. Indemnification

The Borrower shall indemnify, hold harmless and defend the Lender from and against all liabilities (including reasonable attorneys’ costs and fees) that may be imposed on, incurred by or asserted against the Lender in any matter relating to or arising out of, in connection with or as a result of (i) any actual or prospective investigation, litigation or other proceeding, whether or not brought by the Lender or any Affiliates, with respect to the unlawful use or intended use of the proceeds of any Loan Assets; (ii) any material misstatement or omission made by the Borrower to the Lender under the Loan Documents; or (iii) any other act, event or transaction related to or contemplated in the Loan Documents (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this clause 20 to the Lender with respect to any Indemnified Matter (a) to the extent such liability has resulted primarily from the gross negligence, fraud, willful misconduct or bad faith of the Lender or an Affiliate thereof, or (b) the Lender is in material breach of its duties hereafter.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

Two Prime Lending Limited

By: /s/ Alexander Blume

Name: Alexander Blume

Title: Authorized Signatory

CleanSpark, Inc.

By: /s/ Gary Vecchiarelli

Name: Gary Vecchiarelli

Title: Chief Financial Officer

AGREED AND ACKNOWLEDGED:

Two Prime Inc.

By: /s/ Alexander Blume

Name: Alexander Blume

Title: Chief Executive Officer

Signature page to the Master Loan Agreement between Two Prime Lending Limited and CleanSpark, Inc.

SCHEDULE 2 (LOAN TERM SHEET)

This Loan Term Sheet dated September 19, 2025, incorporates all of the terms of the Master Loan Agreement entered into by Two Prime Lending Limited and CleanSpark, Inc. on September 19, 2025 (the “Master Loan Agreement”), and the following specific terms:

Borrower: CleanSpark, Inc.

Lender: Two Prime Lending Limited

Digital Asset Type: BTC (to be provided following Loan Assets transfer)

Loan Assets: up to $100,000,000 US Dollars

Loan Fee Rate: Term SOFR Rate + 3.55 percent (per annum)

Loan Type: Revolving Loan

First Utilisation Date: September 19, 2025

Maturity Date: September 14, 2026

Initial Collateral Level: 160 percent

Collateral: BTC

Collateral Call Level: 135 percent

Liquidation Level: 125 percent

Collateral Refund Level: 190 percent

Recognized Pricing Source: Coinbase API
Secondary Recognized

Pricing Source: If Coinbase API is unavailable for any reason, Binance.US or such other nationally recognized digital asset exchange selected by the Borrower with the Lender’s consent, not to be unreasonably withheld or delayed.

***REDACTED***

Wire instructions and Digital Asset address(es) designated here may only be changed by written notice given to the other Party pursuant to clause 18 “Notices” of the Master Loan Agreement.

Two Prime Lending Limited CleanSpark, Inc.

By: ________________________ By: ________________________

Name: Alexander Blume Name: Gary Vecchiarelli

Title: Authorized Signatory Title: Chief Financial Officer

SCHEDULE 3 (COLLATERAL)

1.
Collateral

(a)
The Borrower shall post Collateral in Digital Assets with a value (expressed as a percentage) at least equal to the Initial Collateral Level of the Loan Assets as set out in the Loan Term Sheet. Collateral shall always be valued at the Spot Price. For the avoidance of doubt, Collateral Level means the ratio of the value of the Collateral to the value of the Loan Assets. Reference to Collateral shall include any Additional Collateral (defined below) subsequently posted by the Borrower.

(b)
For the avoidance of doubt and notwithstanding that the Loan Term Sheet sets out the type and amount of Collateral to be provided, if the Lender (in its reasonable discretion) determines that there is any material regulatory or liquidity risk in relation to the Digital Asset provided as Collateral, or in the event that the value of the Collateral (based on the Spot Rate) decreases by 40% or more within a twelve (12) hour rolling period, the Lender shall have the right to, by notice to the Borrower, require the Borrower to:

(i)
replace the Collateral with a different Digital Asset (such Digital Asset to be agreed between the Lender and the Borrower and transferred to the Lender within three Business Days of such notification); and/or

(ii)
prepay all or a portion of the Loan Balance on demand.

If the Borrower replaces the Collateral pursuant to paragraph (b)(i) above, the Lender shall return the previous Collateral to the Borrower in accordance with paragraph (e) below.

(c)
The Collateral Transferred by the Borrower to the Lender shall be for the account of the Lender in respect of the relevant Loan obligations of the Borrower to the Lender hereunder. The Borrower hereby pledges with, assigns absolutely to, and grants the Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loan Assets by the Lender to the Borrower and which shall cease upon the unconditional and irrevocable repayment of all amounts owing by the Borrower to the Lender pursuant to the Loan Documents. Subject to its rights to the Collateral in the Event of Default as expressly set forth in this Agreement, the Lender hereby represents, warrants and covenants that (i) the Collateral at all times shall be maintained in a cold storage Digital Asset wallet provided by Fireblocks (or such other trusted third-party service provider as may be agreed between the Lender and the Borrower) (the “Collateral Wallet”), (ii) the Lender maintains sole control over the Collateral Wallet and that no transfers shall be made out of the Collateral Wallet except with the written instruction of at least two Two Prime Authorized Agents and prior written notice to the Borrower, (iii) the Lender shall not in any manner at any time, directly or indirectly, use, transfer, invest, hypothecate or re-hypothecate, pledge or re-pledge any of the Collateral, and (iv) the Lender shall promptly provide the Borrower, upon the Borrower’s request, any information requested by the Borrower reasonably necessary to verify the balance of the Collateral Wallet.

(d)
Once the Lender transfers Loan Assets to the Borrower, the Borrower shall Transfer Collateral sufficient to comply with the applicable Collateral Level set forth in the Loan Term Sheet within six hours of receipt of the Loan Assets. The Collateral shall be Transferred into the Digital Asset Address designated by the Lender and notified to the Borrower in the Loan Term Sheet. If the Borrower fails to Transfer Collateral in accordance with the immediately preceding sentence, the Lender shall (even where the Lender does not have a call option) have the right to demand that the Borrower repay the Loan Assets immediately.

(e)
The Lender shall return to the Borrower the same amount and type of Collateral, including for the avoidance of doubt any Additional Collateral or Collateral Call adjustments, within six hours of the Lender’s confirmation that the Loan Assets have been unconditionally and irrevocably returned to the Lender (the “Collateral Return Date”). The Collateral shall be Transferred into the Digital Asset Address designated by the Borrower and notified to the Lender in the Loan Term Sheet. The Lender’s obligation to return the Collateral under this paragraph 1(e) shall not be affected by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations hereunder and neither Party shall be entitled to claim any cyber security issue, technical malfunction, hacker activity, or other misappropriation of funds as a force majeure event to release or mitigate its obligations hereunder.

(f)
For each calendar day after the Collateral Return Date as to which Lender has not returned the entirety of the Collateral, the Lender shall incur a late fee of ten percent (annualized, calculated daily) on the value of all outstanding portions of the Collateral. Such late fee shall be payable by the Lender on the Borrower’s demand.

(g)
Except as otherwise set forth above in sub-clause (f) above, the Borrower understands that it is not entitled to receive any interest on any Collateral Transferred to the Lender, unless otherwise agreed between the Parties in writing.

2.
Collateral Requirements

(a)
If during the term of the Revolving Loans, the Collateral Level falls below the “Collateral Call Level” as set forth in the Loan Term Sheet, the Lender shall have the right to require the Borrower to contribute additional Collateral up to the Initial Collateral Level (“Additional Collateral”).

(b)
In the event that the value of the Loan Assets decreases or the value of the Collateral increases such that the value of the Collateral to the Loan Assets (expressed as a percentage) is above the Collateral Refund Level set forth in the Loan Term Sheet, the Borrower may request via email that the Lender Transfer to the Borrower a portion of the Collateral in excess of the Initial Collateral Level as indicated in the Loan Term Sheet (“Excess Collateral”).

(c)
If the Lender requires the Borrower to contribute Additional Collateral, or if the Borrower requires the Lender to return Excess Collateral, such requesting party (the “Requesting Party”) shall send an email notification (the “First Notification”) to the other party setting out the information below (the “Details”):

(i)
the amount of the Loan Assets,

(ii)
the amount of the Collateral,

(iii)
the Spot Price, if applicable, and

(iv)
the amount of Additional Collateral required based on the Collateral Call Level or the amount of Excess Collateral required based on the Initial Collateral Level, if applicable.

(d)
The Borrower or the Lender, as applicable, shall have twenty-four hours from the time the Requesting Party sends such First Notification if sent on a Business Day during Business Hours or twenty-four hours from the time the Requesting Party sends such First Notification if sent outside of Business Hours (the First Notification Period”) to

(i)
respond and, in the case of the Borrower, Transfer the Additional Collateral to the Lender or, in the case of the Lender, Transfer the Excess Collateral to the Borrower, as applicable; or

(ii)
acting reasonably and in good faith, respond that the Collateral Level has changed sufficiently such that the Transfer of Additional Collateral or the Transfer of Excess

Collateral (as applicable) is no longer required (a “Rejection”).

(e)
The Borrower’s failure to respond to the First Notification within the First Notification Period will trigger an Event of Default and the Lender shall be entitled to exercise its rights under clause 12 of this Agreement.

(f)
If the Borrower responds to the First Notification with a Rejection, but the Collateral Level is still below the Margin Call Level and the Borrower fails to Transfer the Additional Collateral to the Lender by the end of the First Notification Period, the Lender shall send a second email notification (the “Second Notification”) to the Borrower setting out the relevant Details. The Borrower shall have an additional twenty-four hours from the time the Lender sends the Second Notification (the “Second Notification Period”) to Transfer the Additional Collateral.

(g)
If the Additional Collateral is not Transferred to the Lender by the end of the Second Notification Period, this shall automatically trigger an Event of Default, and the Lender shall be entitled to exercise its rights under clause 12 of this Agreement.

(h)
If the Lender fails to respond to the First Notification within the First Notification Period, the Borrower shall be entitled to dispose of or initiate a sale of the Loan Assets; provided, however, the excess proceeds after first paying off the Loan Balance outstanding for the Revolving Loans together with accrued Loan Fees and all other amounts accrued or outstanding under the Loan Documents from the disposal or sale of Loan Assets shall be returned to the Lender, together with a proof of sale.

(i)
If the Lender responds to the First Notification with a Rejection, but the Collateral Level is still above the Collateral Refund Level and the Lender fails to Transfer the Excess Collateral to the Lender by the end of the First Notification Period, the Borrower shall send a second email notification (the “Second Notification”) to the Lender setting out the relevant Details. The Lender shall have an additional twenty-four hours from the time the Borrower sends the Second Notification (the “Second Notification Period”) to Transfer the Excess Collateral.

(j)
If the Excess Collateral is not Transferred to the Borrower by the end of the Second Notification Period, the Borrower shall be entitled to dispose of or initiate a sale of the Loan Assets; provided, however, that the excess proceeds after paying off the Loan Balance outstanding for the Revolving Loans together with accrued Loan Fees and all other amounts accrued or outstanding under the Loan Documents from the disposal or sale of Loan Assets shall be returned to the Lender, together with a proof of sale.

(k)
Liquidation Level

If during the term of the Revolving Loans, the Collateral Level falls below the Liquidation Level as set forth in the Loan Term Sheet, this shall automatically trigger an Event of Default and the Lender shall have the right to sell the Collateral in any manner and through any market or dealer (without prior notice to the Borrower) and shall be entitled to exercise its rights under clause 12 of this Agreement. The Borrower understands and agrees that it shall have no right or opportunity to determine the amount of the Digital Assets to be sold or the order, manner or price of sale. The Lender shall have no liability for any loss sustained by the Borrower in connection with such sale (or if the Lender delays affecting, or does not effect, such sale).The Borrower expressly waives any rights to receive prior notice (including notice of an Event of Default) or demand from the Lender in respect of the exercise of any rights by the Lender pursuant to this paragraph and agrees that any prior demand, notice, announcement or advertisement shall not be deemed a waiver of the Lender’s right, nor is the Lender bound by such notification(s) to forestall the exercise of such rights.